UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013 (September 30, 2013)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2013, Intrexon Corporation (“Intrexon”) entered into a worldwide Exclusive Channel Collaboration Agreement (the “ECC”) with S & I Ophthalmic, LLC (“JV”), a joint venture between Intrexon and an indirect subsidiary (“Sun Pharmaceutical Subsidiary”) of Sun Pharmaceutical Industries Ltd., an international specialty pharmaceutical company focused on chronic diseases. Pursuant to the ECC, JV may develop and commercialize in humans the treatment of diseases specifically relating to, and manifesting locally in, the eye as well as certain systemic diseases having symptoms or complications that manifest in the eye via administration of genetically modified cells, DNA or viral vectors that, when delivered to humans, will cause in-vivo expression of one or more therapeutic proteins and/or bioactive RNA species (the “Field”). The Field includes the administration of an activator molecule to induce controlled expression by a therapeutic agent but excludes the in vivo expression of an anti-cancer effector for cancer treatment.

The Exclusive Channel Collaboration Agreement

The ECC governs the “channel collaboration” arrangement in which JV will use Intrexon’s proprietary technology relating to the identification, design and production of genetically modified cells, DNA vectors and in vivo control of expression (the “Intrexon Technology”).

The ECC provides for the establishment of committees composed of JV and Intrexon representatives that will govern activities in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts and intellectual property.

The ECC grants JV an exclusive worldwide license to utilize the Intrexon Technology to research, develop and commercialize products in the Field.

Under the ECC, and subject to certain exceptions, JV is responsible for, among other things, funding the further anticipated development of products toward the goal of commercialization, conducting preclinical and clinical development of candidate products, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, Intrexon is responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process.

Subject to certain expense allocations, JV will pay Intrexon royalties with percentages ranging from mid-single digits and above of the net sales derived from the sale of products developed under the ECC.

JV may terminate the ECC upon 90 days’ written notice to Intrexon. Intrexon may terminate the ECC if JV breaches the agreement and fails to cure the breach within 60 days. JV’s failure to diligently pursue development of a product identified by Intrexon as a Superior Therapy (as defined in the ECC) would constitute grounds for Intrexon’s termination of the ECC.

Upon termination of the ECC, JV may continue to develop and commercialize any product developed under the ECC that, at the time of termination, satisfies at least one of the following criteria (i) the particular product is being sold by JV (or, as permitted under the ECC, its affiliates or licensees) triggering profit sharing payments under the ECC; (ii) the particular product has received regulatory approval; (iii) the particular product is the subject of an application for regulatory approval in the Field covered by the ECC that is pending before the applicable regulatory authority; and (iv) solely in the case of a termination by JV following a material uncured breach of the ECC by Intrexon, the particular product is the subject of an Investigational New Drug application with the U.S. Food & Drug Administration or an equivalent filing with a foreign regulatory agency.

The foregoing description of the ECC is qualified in its entirety by reference to such agreement to be filed as an exhibit with Intrexon’s next Quarterly Report on Form 10-Q.

The Limited Liability Company Agreement

Contemporaneously with the entry into the ECC, Intrexon, Sun Pharmaceutical Subsidiary and JV also entered into a Limited Liability Company Agreement (the “LLC Agreement”) which governs the affairs of JV and the conduct of JV’s business. Pursuant to the LLC Agreement, each of Sun Pharmaceutical Subsidiary and Intrexon will make an initial capital contribution in exchange for a 50% membership interest in JV. In cases in which the board of managers of JV (the “Board”) determines that additional capital contributions are necessary in order for JV to comply with its obligations under the ECC, each of Intrexon and Sun Pharmaceutical Subsidiary have committed to making additional capital contributions subject to certain limitations. Each has the right, but not the obligation, to make additional capital contributions above these limits when and if solicited by the Board.

Beginning on the seventh anniversary of the effective date of the LLC Agreement, and upon every second anniversary thereafter, either of Intrexon or Sun Pharmaceutical Subsidiary may make a cash offer to purchase all of the other’s interest in JV. Upon receipt of such an offer, the other party must either agree to tender its interests at the offered price or submit a counteroffer at a price higher than the original offer. Such offer and counteroffer may continue until one party agrees to the other’s price.

As stated, JV shall be governed by the Board which shall have four members. Each of Sun Pharmaceutical Subsidiary and Intrexon has the initial right to appoint two members to the Board. For so long as Sun Pharmaceutical Subsidiary and/or any of its affiliates is a member of JV and holds a percentage interest in JV that is at least equal to the percentage interest in JV held by Intrexon and/or its affiliates, Sun Pharmaceutical Subsidiary will have the sole authority to select and appoint on behalf of JV each of the representatives of JV on the ECC committees, and one such appointee will be an “Empowered Representative” of JV under the terms of the ECC with final authority to resolve certain ECC committee disputes.

The foregoing description of the LLC Agreement is qualified in its entirety by reference to such agreement to be filed as an exhibit with Intrexon’s next Quarterly Report on Form 10-Q.

The press release dated October 1, 2013 announcing the transactions described above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Intrexon Corporation and Sun Pharmaceutical Industries Ltd. dated October 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2013

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Intrexon Corporation and Sun Pharmaceutical Industries Ltd. dated October 1, 2013.